UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

November 9, 2021 (November 8, 2021)

Date of Report (date of earliest event reported)

AMBARELLA, INC.

(Exact name of Registrant as specified in its charter)

Cayman Islands	001-35667	98-0459628
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

3101 Jay Street

Santa Clara, CA 95054

(Address of principal executive offices)

Registrant’s telephone number, including area code: (408) 734-8888

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, $0.00045 par value	AMBA	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Beginning November 9, 2021, Casey Eichler, Chief Financial Officer of Ambarella, Inc. (the “Company”), will commence a leave of absence for health reasons. The Company’s Board of Directors has designated John Young, Vice President of Finance, to serve as the interim principal financial officer and principal accounting officer (as such terms are used in U.S. securities laws) for the Company during Mr. Eichler’s leave.

Mr. Young, 50, has served as the Company’s Vice President of Finance since December 2019 and previously served as the Company’s Corporate Controller from March 2017 to December 2019. Previously, Mr. Young served in a variety of roles at Mellanox Technologies, a supplier of computer networking products, from 2009 to 2016, including most recently as Corporate Controller. Mr. Young holds a B.A. degree from Brigham Young University and holds an M.S. in accountancy from San Jose State University.

There are no arrangements or understandings between Mr. Young, on the one hand, and the Company or any other persons, on the other hand, pursuant to which Mr. Young was selected as interim principal financial officer and principal accounting officer. There are no related party transactions between the Company and Mr. Young (or any of his immediate family members) requiring disclosure under Item 404(a) of Regulation S-K. Mr. Young does not have any family relationships with any of the Company’s directors or executive officers.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 9, 2021	Ambarella, Inc.

/s/ Michael Morehead
Michael Morehead General Counsel